Exhibit 10.1

SUBLEASE AGREEMENT

THIS AGREEMENT, dated as of July 31, 2025 (“Sublease”) is between HILLEVAX, INC., a Delaware corporation, (“Sublandlord”) and STELLAROMICS, INC., a Delaware corporation, having an address at 321 Harrison Avenue, 6th Floor, Boston, MA 02118 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by lease dated as of March 14, 2022 (the “Lease”), Sublandlord leased from B9 LS HARRISON & WASHINGTON LLC, a Delaware limited liability company (“Landlord”) certain premises containing approximately Thirty-One Thousand, Six Hundred Eighty-Seven (31,687) rentable square feet (the “Leased Premises”) and as shown outlined on Exhibit A, located on the fifth (5th) floor in the building (the “Building”) located at 321 Harrison Avenue, Boston, Massachusetts; and

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Leased Premises, containing approximately Nineteen Thousand, Five Hundred Thirty-Four (19,534) rentable square feet as more particularly shown outlined on Exhibit B (hereinafter, the “Subleased Premises”), and Sublandlord desires to sublet the Subleased Premises to Subtenant.

NOW, THEREFORE, in consideration of Ten and 00/100 dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Demise. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, together with Sublandlord’s rights, subject to the terms and conditions of the Lease, including without limitation Sublandlord’s rights and obligations under Section 13 of the Lease including the non-exclusive irrevocable license (but not the obligation), pursuant to Section 13.5 of the Lease, to use at Subtenant’s cost (at the monthly charge per space payable under the Lease, such charge to be paid by Subtenant to Sublandlord as Additional Rent (hereinafter defined) in addition to and as part of other Rent (hereinafter defined) charges payable hereunder) (i) not more than 1.0 parking spaces per 2,000 rentable square feet of the Leased Premises (i.e. sixteen (16) parking spaces, subject to the following sentence) in any parking facilities which Sublandlord is entitled to use pursuant to the Lease, and (ii) in common with others, the lobbies, entrances, stairways, public elevators, Common Areas and other public portions of the Building, upon and subject to the terms, covenants, and conditions hereinafter set forth. In addition, Subtenant shall have non-exclusive use of (a) the server room, identified as the Hillevax IDF Room on Exhibit B (which, for clarity, shall not include use rights to the room labeled Subtenant IDF Room on Exhibit B, unless Subtenant subleases the entirety of the First Refusal Premises, hereinafter defined), and (b) rooms labeled Boardroom and AutoClave Room on Exhibit B, which areas shall not be exclusively subleased to other parties by Sublandlord and shall be shared (including reasonable access thereto) with Sublandlord and/or other subtenants of Sublandlord (if any) located on the fifth (5th) floor in the Building. Notwithstanding the foregoing sentence, if all or any portion of the remaining Leased Premises which is not part of the Subleased Premises is subleased to another user, then (i) such other subtenant shall have a non-exclusive irrevocable license (but not the obligation) to use not more than 1.0 parking spaces per 2,000 rentable square feet of its subleased premises and (ii) Subtenant’s parking allocation shall be reduced by the number of parking spaces so allocated to such subtenant. This Sublease is specifically subject and subordinate to the Lease, any ground or underlying leases, mortgages and/or deeds of trust which now or hereafter affect the Building or the Lease, and any and all renewals, modifications, consolidations and replacements of said mortgages and deeds of trust. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease. The parties hereby stipulate that the Subleased Premises contain rentable square feet set forth above, and that, notwithstanding anything to the contrary contained in the Lease, such square footage amount is not subject to adjustment or remeasurement by Subtenant or Sublandlord at any time during the Term.

2. Term.

(a) The term of this Sublease (the “Term”) shall commence on the later to occur of (i) the date the Consent (as hereinafter defined) is obtained and delivered to Subtenant, (ii) November 1, 2025 and (iii) the date that is two (2) weeks after the date Sublandlord delivers possession of the Subleased Premises to Subtenant in the required condition (such date of delivery for early access, the “Early Access Date” and such date that is two (2) weeks later, the “Commencement Date”) and shall terminate at 11:59 PM (EST) on the date that is three (3) years and two (2) months following the Commencement Date, which is expected to be December 31, 2028 (the “Termination Date”), subject, however, to any earlier termination of the Lease or this Sublease. Subtenant shall not have the right to occupy the Subleased Premises prior to the Commencement Date but, subject to Subtenant’s compliance with the remaining terms and conditions of this Sublease including insurance requirements and other than the payment of Rent during such two (2) week early access period, Subtenant shall be permitted to enter the Subleased Premises on the Early Access Date and during the two (2) weeks prior to the Commencement Date in order to move in its furniture and equipment. If Sublandlord is unable to deliver possession of the Subleased Premises, or any part thereof, on the Early Access Date or Commencement Date for any reason whatsoever (including, without limitation, because of a fire or casualty at the Subleased Premises or the holding-over or retention of possession of any subtenant or occupant), Sublandlord shall not be subject to any liability for failure to deliver possession on the Early Access Date or Commencement Date, the validity of this Sublease shall not be impaired under such circumstances, the Term shall not in any way be construed to be extended and the Term shall commence on the Commencement Date as described above, which shall be no earlier than the date on which Sublandlord delivers possession of the Subleased Premises, or such part thereof, to Subtenant. The anticipated Early Access Date is October 18, 2025 and the anticipated Commencement Date is November 1, 2025. At Sublandlord’s request, the parties shall complete a written statement in the form attached hereto as Exhibit C (“Sublease Confirmation Certificate”) setting forth the Commencement Date, Rent Commencement Date and the Termination Date promptly after the same shall have been reasonably determined in accordance with the terms of this Sublease, but the enforceability of this Sublease shall not be affected should either party fail or refuse to exercise such Sublease Confirmation Certificate. Sublandlord shall deliver possession of the Subleased Premises to Subtenant in vacant (other than the Furniture and Lab Equipment), broom clean condition, decommissioned in accordance with this Sublease, with Sublandlord’s signage removed and otherwise in the condition existing as of the date of this Sublease.

2

(b) Extension Option. Subtenant shall have the right to extend the Term for a period of twenty-four (24) months pursuant to the terms and conditions of this Section 2(b). If Subtenant wishes to exercise its right to extend the Term, Subtenant shall, prior to the Termination Date, provide Sublandlord with not less than nine (9) months prior written notice (time being of the essence) exercising Subtenant’s right to extend the Term for the additional twenty-four month period, in which event the Term shall be deemed extended upon delivery of such extension notice without further action by the parties. All terms hereunder shall remain in effect during the extension term provided that the Base Rent for the extension term shall increase by 3% over the then annual Base Rent, commencing on the first day of the extension term. If an extension notice is not so delivered, Subtenant’s extension option shall automatically expire.

(c) Right of First Refusal. If, during the Sublease Term, Sublandlord desires to sublet or permit another to occupy or transfer (except to a Permitted Transferee of Sublandlord) the remaining portion of the Leased Premises which is not part of the Subleased Premises (the “First Refusal Premises”), or a portion thereof, Subtenant shall have the right to first refusal to sublease such space pursuant to the terms set forth in Exhibit D-1 attached hereto.

(d) Early Termination Right. Subtenant shall have the one time right to terminate the Sublease Term by exercising such right pursuant to the terms set forth in Exhibit D-2 attached hereto.

3. Rent.

(a) Commencing on the date that is sixty (60) days after the Commencement Date (the “Rent Commencement Date”), Subtenant covenants to pay to Sublandlord, via wire transfer as directed on the wire instructions attached hereto and incorporated herein as Exhibit E (“Wire Instructions”), or at such other place as Sublandlord may from time to time designate in writing, base rent (“Base Rent”) pursuant to the table set forth in Section 3(b) below.

(b) Each monthly installment of Base Rent shall be due in advance on the first day of each month during the term hereof without any set-off or deduction of any kind whatsoever, except as may be expressly provided herein; provided, however, that Subtenant, as a condition to Sublandlord’s execution and delivery hereof, shall deliver to Sublandlord a check for the first monthly installment of Base Rent applicable to the third month of the Term upon execution and delivery of this Sublease. Base Rent for any partial month shall be pro-rated equitably.

3

The monthly amounts of Base Rent payable for each time period are set forth below:

Time Period	Phased In Amount of Subleased Premises Rentable Square Feet Used to Calculate Base Rent[1]	Per Square Foot Rent	Annual Rate of Base Rent	Monthly Payment of Base Rent
Rent Commencement Date to date prior to First Anniversary of the Rent Commencement Date	15,500 RSF	$74.50	$1,154,750.00	$96,229.17
First Anniversary of the Rent Commencement Date to date prior to Second Anniversary of the Rent Commencement Date	17,500 RSF	$76.74	$1,342,950.00	$111,912.50
Second Anniversary of the Rent Commencement Date to the Expiration Date	19,534 RSF	$79.04	$1,543,967.30	$128,663.94

(c) Except as provided in the last sentence of Section 31.1 of the Lease, as incorporated herein, if any installment of Base Rent or additional rent is received by Sublandlord more than five (5) days after the same is due and payable hereunder, a late charge equal to five percent (5%) of the amount of such late installment shall thereupon be levied upon Subtenant, which amount shall immediately be due and payable, together with interest on the amount due from its due date until paid, which collectively shall be considered additional rent hereunder.

(d) Commencing on the Commencement Date, Subtenant shall pay to Sublandlord, as additional rent hereunder, Subtenant’s Proportionate Share of the Operating Expenses which Sublandlord pays to Landlord pursuant to the Lease. As used herein, Subtenant’s Proportionate Share shall mean 61.65%. Such additional rent shall be paid monthly by Subtenant payments together with Subtenant’s parking space payments and, following the Rent Commencement Date, together with Subtenant’s Base Rent. Prior to the Commencement Date, Sublandlord shall provide Subtenant with an estimate of the monthly additional rent payments due and Subtenant shall make such monthly payments based upon such estimated payment amount. Sublandlord shall provide Subtenant with the Landlord’s Statement furnished by Landlord pursuant to Article 9.2(x) of the Lease and a reconciliation statement showing any excess or shortfall in payments made by Subtenant hereunder based on Sublandlord’s monthly estimate of Subtenant’s Proportionate Share of Operating Expenses. Any shortfall due shall be due and payable by Subtenant to Sublandlord within thirty (30) days after receipt of Sublandlord’s reconciliation statement and any overpayment shall be deducted from the next Rent payment(s) hereunder, except that (i) Sublandlord and Subtenant shall pro rate (based upon the Rent Commencement Date) any amount owed or refunded for the portion of the Term falling within the first and last calendar years, and (ii) after the expiration, or earlier termination of the Term, either Subtenant shall pay any excess amount owed to Sublandlord or Sublandlord shall pay any excess amount paid to Subtenant, as applicable. Base Rent and additional rent shall together be denominated “Rent.”

(e) Commencing on the Commencement Date, Subtenant shall be responsible for procuring and paying for (a) all water, sewer, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Subleased Premises, together with any fees, surcharges and taxes thereon, and (b) outsourced janitorial and waste disposal services for the Subleased Premises, if any, and (c) lab services provided to the Subleased Premises such as pH monitoring, RODI water and vacuum maintenance, if any. Prior to the Commencement Date, Sublandlord shall install a single check-meter to measure electric utility usage in the Subleased Premises.

[1]	Note: such amounts shall be increased by the full amount of any First Refusal Premises rentable square feet assumed by Subtenant pursuant to Exhibit D-1.

4

(f) Subtenant shall also pay Sublandlord the full amount of any other charge, fee, cost, sum or expense imposed by Landlord for services or supplies to the Subleased Premises, including excess or after-hours services that Subtenant requests on or after the Commencement Date.

4. Use.

(a) Subtenant shall use the Subleased Premises for Permitted Uses under the Lease, and for no other purpose whatsoever. Subtenant shall use and occupy the Subleased Premises in full compliance with the terms of the Lease and this Sublease.

(b) Subject to the terms and conditions of the Lease, including without limitation Section 16.12 therein, Subtenant shall have (i) the right to shared use, at Subtenant’s proportionate cost and including all Tank Costs, of the Acid Neutralization Tank, and (ii) access to power from any generator serving the Leased Premises and Subleased Premises and (iii) the right to use all other services and utilities supplied to the Subleased Premises pursuant to the Lease.

(c) Subtenant will be responsible for any licenses and safety permits, including EH&S and lab waste management, for its use and operations, to the extent required under the Lease, as incorporated herein.

(d) Furniture and Lab Equipment. Upon the Commencement Date (i) Subtenant shall have the exclusive right to use all of Sublandlord’s items of the furniture listed in Exhibit F-1 attached hereto and incorporated herein (the “Furniture”), and (ii) Subtenant shall acquire from Sublandlord, for a purchase price of One Dollar ($1.00), all of the lab equipment items scheduled on the Bill of Sale attached hereto and incorporated herein as Exhibit F-2 (the “Lab Equipment”), which Furniture and Lab Equipment shall be located in the Subleased Premises as of the Commencement Date. Subtenant agrees to accept, use and maintain the Furniture and Lab Equipment in “AS IS, WHERE IS, WITH ALL FAULTS” condition, and without any representations or warranties by Sublandlord to Subtenant as to the condition of the Furniture or Lab Equipment, or the suitability thereof for Subtenant’s use; provided, that Sublandlord shall decontaminate the Lab Equipment before delivery. Sublandlord represents to Subtenant that Sublandlord owns the Lab Equipment free and clear of any liens. Upon the expiration or earlier termination of this Sublease, Subtenant shall leave the Furniture in place in the Subleased Premises in the same condition as on the Commencement Date, reasonable wear and tear excepted and shall remove the Lab Equipment. Sublandlord shall remove from the Subleased Premises prior to the Commencement Date any items of furniture and lab equipment not listed on Exhibit F-1 as Furniture and Exhibit F-2 as Lab Equipment and items so designated shall not be Furniture or Lab Equipment for purposes of this Sublease.

5. Incorporation of Lease, Inapplicability of Certain Provisions; Attornment. Subtenant hereby acknowledges receipt of a copy of the Lease. The terms and provisions of the Lease are incorporated herein by reference, except for such provisions which are modified by the terms of this Sublease. Without limiting the foregoing, the parties agree that (i) the following provisions of the Lease are inconsistent with the terms of this Sublease and therefore are not

5

incorporated herein: Sections: Preamble, Recitals, Sections 2.3, 2.4, 2.5, 2.6, 2.8, 2.10, 2.11, 2.12, 3, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 5, 6.1, 6.2, 6.3, 6.4, 6.5, 7.1, 7.2, 7.3, 8.1, 9.2, 9.5, 9.7, (second sentence only), 11, 33, 39, 42, Exhibit B, Exhibit C and Exhibit E, and (ii) references in the following provisions to “Landlord” shall mean Landlord only: Sections: Sections 2.9, 9.1, 9.3, 9.4, 9.6, 9.8, 10.3, 12.2, 12.5, 12.7, 12.11, 13.1, 13.4, 13.5, 13.6, 13.7, 14.1, 14.2, 14.3, 16.1, 16.2, 16.3, 16.7, 16.8, 16.9, 16.10, 16.11, 16.12, 17.7, 17.8, 17.10, 18.1, 18.2, 18.8, 21.9, 23.1, 23.2, 23.8, 23.10, 24, 25, 30, 34, 35.1, 40.1, 40.2, 41 and Exhibit F.

(a) All references in the Lease to the Premises shall refer, instead, to the Subleased Premises and all references to Landlord and Tenant, shall refer instead, to the Sublandlord and Subtenant, respectively. All rights and remedies available to the Landlord against the Tenant under the Lease and/or by law shall be available to the Sublandlord as against Subtenant under this Sublease. Subtenant shall not succeed to the rights, if any, of Sublandlord to expand the Subleased Premises, or to extend the Term. Subtenant shall have no right to exercise any purchase option or right of first refusal provided in the Lease. Wherever there is a requirement to pay the costs and expenses of “Landlord,” Subtenant shall only be obligated to pay Landlord’s costs and expenses and not both Sublandlord’s and Landlord’s costs and expenses. In the event of a conflict between the express provisions of this Sublease and the provisions of the Lease incorporated herein, as between Sublandlord and Subtenant, the express provisions of this Sublease shall control.

(b) Except as otherwise provided herein, the time limits contained in the Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord’s part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by five (5) days, so that Subtenant shall have a lesser time to observe or perform hereunder than Sublandlord has under the Lease (provided, however, that in no event shall Subtenant have less than two (2) business days to so observe or perform). If Sublandlord or Subtenant receives any notice or demand from Landlord, said party shall promptly give a copy thereof to the other.

(c) Subtenant covenants and agrees that if, for any reason whatsoever, the Lease or the leasehold estate of the Tenant thereunder is terminated, this Sublease shall also terminate as of the date of the termination of the Lease unless Landlord elects to have this Sublease continue in full force, in which case this Sublease will continue as a direct lease between Landlord and Subtenant, and Subtenant will attorn to Landlord pursuant to the then executory provisions of the Sublease and will recognize Landlord as Subtenant’s landlord under this Sublease. Subtenant covenants and agrees to execute and deliver, at any time, within 10 days following a request therefore by Landlord or Sublandlord, any instrument which may be reasonably necessary or appropriate to evidence such attornment.

(d) Subtenant shall comply with all of the non-monetary terms, covenants and conditions of the Lease, as incorporated herein, except as otherwise provided by this Sublease. Subtenant shall indemnify Sublandlord against and hold Sublandlord harmless from all claims, damages, costs, liabilities and expenses including, but not limited to, reasonable attorneys’ fees and disbursements, arising from or in connection with any failure to perform or observe the obligations of the Tenant under the Lease as incorporated in this Sublease by reference.

6

(e) Performance by Landlord shall be deemed and accepted by Subtenant as performance by Sublandlord herein and Sublandlord shall not be responsible for any breach of the Lease by Landlord or any non-performance or non-compliance with any provision thereof by Landlord, including the failure of Landlord to provide any services, utilities and/or repairs, if any. Sublandlord makes no representation that Landlord will provide any or all of the services, utilities and/or repairs referred to and incorporated by reference into this Sublease. If at any time during the Term Landlord shall default in any of its obligations under the Lease to furnish facilities, services or utilities or to make repairs to the Subleased Premises or otherwise, then, upon Sublandlord’s receipt of written notice from Subtenant specifying such default, Sublandlord shall, at no cost to Sublandlord and otherwise at Subtenant’s sole cost and expense, use its reasonable efforts to cause Landlord to cure such default, provided however, Sublandlord shall not be obligated to institute litigation or arbitration against Landlord. Notwithstanding the foregoing, Sublandlord shall not have any liability or responsibility to Subtenant for the quality or quantity of any repairs, services or utilities to be provided by Landlord, or for any interruption, failure or disruption in the provision of utilities and services to be provided by Landlord.

(f) Subtenant shall not do, omit or permit anything to be done which would violate or breach the terms and provisions of the Lease, as incorporated herein, or this Sublease.

(g) Sublandlord shall fulfil all of its monetary and non-monetary obligations under the Lease, including the payment of rent, and shall not knowingly take any action or omit to take any action which would result in a termination of the Lease. Sublandlord will not amend, alter or modify any of the provisions of the Lease in any manner which would have a material adverse effect upon Subtenant’s use or occupancy of the Subleased Premises, or surrender or terminate the Lease, without, in each instance, obtaining Subtenant’s consent, which consent may be granted or withheld in Subtenant’s sole and absolute discretion. Following a casualty, if this Sublease is not terminated, Sublandlord shall restore any improvements it installed in the Subleased Premises and the Furniture to the extent such restoration is not the responsibility of Landlord under the Lease.

(h) As an inducement to Subtenant to enter into this Sublease, Sublandlord represents and warrants that (a) the Lease is in full force and effect, and there exists under the Lease no default by Sublandlord or, to Sublandlord’s knowledge, Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default by Sublandlord or, to Sublandlord’s knowledge, Landlord and (b) the copy of the Lease attached hereto as Exhibit G is a true, correct and complete copy of the Lease. Notwithstanding the foregoing, (a) the statements herein: (i) are made according to the actual knowledge, without investigation or inquiry, of the undersigned officer of Sublandlord, solely in said officer’s capacity as an officer of Sublandlord; (ii) may not be relied upon by anyone other than Subtenant, and (b) nothing contained herein shall be deemed to waive Sublandlord’s right to audit the Operating Expenses and other charges billed to Tenant by Landlord in connection with the Lease. The results of any such audit may (i) reveal a previously unknown or undisclosed default by Landlord under the terms of the Lease, or circumstances that could give rise to a default by Landlord thereunder or (ii) entitle Tenant to a refund of overcharges paid by Tenant under the Lease or to set-off such overcharges against rents or other charges due or to become due under the Lease.

(i) Sublandlord hereby assigns to Subtenant all warranties given and indemnities made by Landlord to Sublandlord under the Lease which would reduce Subtenant’s obligations hereunder and shall use reasonable efforts to cooperate with Subtenant to enforce all such warranties and indemnities, at Subtenant’s sole cost and expense, provided however, Sublandlord shall not be obligated to institute litigation or arbitration against Landlord.

7

(j) Subtenant shall have the right to pay any applicable portion of rent and other sums owing by Subtenant to Sublandlord hereunder for any items which also are owed by Sublandlord to Landlord under the Lease directly to Landlord, provided Subtenant reasonably believes that Sublandlord has failed to timely make any payment required to be made by Sublandlord to Landlord under the Lease and Sublandlord fails to provide adequate proof of payment within five (5) business days after Subtenant’s written demand requesting such proof. Subtenant shall provide to Sublandlord concurrently with any payment to Landlord reasonable evidence of such payment. Any sums paid directly by Subtenant to Landlord in accordance with this paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under this Sublease. In the event Subtenant tenders payment directly to Landlord in accordance with this paragraph and Landlord refuses to accept such payment, Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Landlord and Sublandlord, and the deposit of said funds in such account shall discharge Subtenant’s obligation under this Sublease to make the payment in question.

6. Condition of Subleased Premises; Alterations.

(a) Subject to Sublandlord’s obligation to deliver the Subleased Premises in the condition set forth in Section 2(a) above, Subtenant agrees that it has inspected the Subleased Premises, agrees to take the same in its present “as is” condition, and acknowledges that no representations with respect to its condition have been made and that Sublandlord will not perform any work to prepare the Subleased Premises for Subtenant’s occupancy other than removal of Sublandlord’s signage at the entrance to the Subleased Premises and as otherwise required to achieve the delivery condition set forth in Section 2(a) above.

(b) Any work required by the Subtenant to prepare the Subleased Premises for its occupancy and any other changes, alterations or improvements desired to be made to the Subleased Premises by Subtenant (collectively, “Alterations”) shall be at the sole cost and expense of Subtenant and shall be subject to the terms and conditions of the Lease, as incorporated herein. Notwithstanding the foregoing, subject to Landlord’s approval rights under the Lease, Subtenant, at Subtenant’s sole cost, may install or exercise Sublandlord’s rights to require Landlord to install, at Subtenant’s sole cost, building standard signage on all tenant directories at the Building as well as at the entrance to the Subleased Premises, subject to Sublandlord’s reasonable approval.

Subtenant shall be required to remove Alterations installed by Subtenant from the Subleased Premises at the expiration of the Sublease Term, except those which Subtenant, Sublandlord and Landlord all affirmatively agree, in writing, shall not be removed at the time Sublandlord and Landlord review and approve such Alteration. Subject to the terms of the Lease, Subtenant shall have the right to retain and remove personal belongings that Subtenant has paid for including furniture, laboratory equipment and laboratory casework above and beyond what is provided by Sublandlord, provided that Subtenant shall be responsible for restoring any damage to the Subleased Premises arising from such removal. In no event shall Subtenant be required to remove any Alterations or leasehold improvements existing in the Subleased Premises as of the Commencement Date.

8

7. Repair and Maintenance. Subtenant shall at its own expense maintain and keep the Subleased Premises in the order, condition and repair required by the Lease, as incorporated herein, and shall make all repairs required to be performed by Tenant under the Lease in and to the Subleased Premises. Except as otherwise provided in the Lease, as incorporated herein, Subtenant shall be responsible for all damage and/or injury done to the Subleased Premises or to the Building during the Term by Subtenant or by its employees, agents, independent contractors, invitees or customers.

8. Subletting/Assignment. Except as otherwise provided in the Lease, as incorporated herein, including without limitation, Exempt Transfers permitted under Article 29 of the Lease, as incorporated herein, Subtenant shall not, by operation of law or otherwise, assign, transfer, mortgage or encumber this Sublease, or further sublet to or permit the use or occupancy of all or any part of the Subleased Premises by any other party without the prior written consent of Sublandlord and of Landlord as required under the Lease. Notwithstanding anything to the contrary herein, a transfer or change of ownership of Subtenant’s stock or other equity interests (a “Change of Control”) shall be treated as an Exempt Transfer, as defined in Section 29.1 of the Lease, so long as Subtenant is in compliance with the notice, tangible net worth and other requirements for Exempt Transfers set forth therein; provided, however, that the sale, transfer, issuance or cancellation of Subtenant’s stock or other equity interests in connection with an equity financing (including, without limitation, an initial public offering) shall not be deemed an assignment or other transfer of this Sublease and shall not constitute a Change of Control.

9. No Services; Electricity. Except as otherwise expressly provided in this Sublease, Sublandlord shall have no obligation to Subtenant (i) perform any services under this Sublease (including, without limitation, the providing of electrical energy), (ii) make any repairs or restorations, except for damage caused by Sublandlord (iii) comply with any laws or requirements of any governmental authorities, (iv) provide any insurance with respect to the Building, the Subleased Premises or the improvements therein (though Sublandlord shall maintain the insurance required under the Lease), (v) remove, encapsulate or otherwise treat any asbestos-containing materials or other hazardous materials located in the Subleased Premises and/or the Building, or (vi) take any other action that Landlord is obligated to provide, make comply with or take, or cause to be done, under the Lease (collectively, “Services”) and the only Services or rights to which Subtenant is entitled hereunder, including, without limitation, any right to repairs, elevator, water, utilities, heating and air conditioning, are those to which Sublandlord is entitled as the tenant under the Lease, and for all such services and rights, Subtenant will look solely to Landlord. Sublandlord hereunder assumes no liability for any covenants, representations or warranties made by Landlord under the Lease. Sublandlord agrees to take all reasonable steps to assist Subtenant as Subtenant may from time to time reasonably request, at Subtenant’s sole expense and without liability to Sublandlord, in seeking such Services and rights from Landlord, provided Subtenant indemnifies and reimburses Sublandlord as to any cost or expense incurred with respect thereto. In no event, however, shall Sublandlord be required to commence or cooperate with any litigation against Landlord or any agent, employee or affiliate thereof. Nothing contained herein shall be deemed a waiver of Sublandlord’s rights to receive Services from Landlord. Sublandlord shall in no event be liable to Subtenant for any failure to render any of the Services. Sublandlord shall in no event be liable for any interruption or failure of utility or telecommunication services on the Subleased Premises.

9

10. Release from Liability. Neither Sublandlord, Landlord, nor any of their respective officers, agents or employees shall be liable for any injury, loss or damage to persons or property, sustained by Subtenant or any other person or other entity due to (i) the Subleased Premises, the Building or any part or appurtenances of either being or becoming out of repair, (ii) the happening of any accident in or about the Subleased Premises or the Building, (iii) any act or neglect of any tenant or occupant of the Building or of any other person or other entity, or (iv) any other reason whatsoever. In no event shall Subtenant attempt to secure any personal judgment against any officer, director, partner, principal (disclosed or undisclosed), employee or agent of Sublandlord or any successor-in-interest to Sublandlord by reason of such default by Sublandlord or any successor-in-interest to Sublandlord.

11. Remedies; Right to Cure.

(a) It is mutually agreed that in the event: (a) the Base Rent or any other charges herein reserved are not paid at the time and place when and where due and Subtenant fails to pay said Base Rent or any other charges due hereunder when due, and does not cure such failure within five (5) days after receipt of written notice from Sublandlord to Subtenant of such failure to comply; or (b) Subtenant fails to comply with any term, provision, condition, or covenant of this Sublease or the Lease, as applicable, other than the payment of Base Rent, and does not cure such failure within thirty (30) days after receipt of written notice from Sublandlord to Subtenant of such failure to comply (unless compliance cannot reasonably be obtained within such thirty (30) day period, in which event Subtenant shall have such additional time as reasonably may be necessary provided Subtenant promptly has commenced such cure within the thirty (30) day period and thereafter diligently pursues such cure); or (c) Subtenant causes any lien to be placed against the Subleased Premises and does not cure the same within the time periods prescribed in the Lease, as incorporated herein; or (d) Subtenant abandons the Subleased Premises (as defined under Section 20(c) of the Lease), THEN in any of such events, Sublandlord will have the option to do either of the following, in addition to, and not in limitation of any other remedy permitted by law or in equity or by this Sublease, including collection of the late fee set forth in this Sublease, Sublandlord shall have all of the remedies set forth in Section 31.6 and 31.7 of the Lease, as incorporated herein. Any notice in this provision may be given by Sublandlord or its attorney.

12. Insurance. Subtenant shall throughout the Term and at its sole cost and expense maintain in full force and effect such policies of insurance as are required of Sublandlord, as Tenant, under the Lease with respect to the Subleased Premises.

13. Indemnity. Subtenant will protect, defend, indemnify and hold harmless Sublandlord, Landlord and their respective agents, directors, officers and employees as set forth in Section 28 of the Lease, as incorporated herein.

14. Consents. The parties agree that this Sublease is subject to and is conditioned upon Landlord’s written consent in a form reasonably acceptable to Sublandlord and Subtenant, which consent, unless waived by Subtenant, shall include Landlord’s agreement to the Change of Control provision set forth in Section 9 above, including, without limitation, the provision related to Subtenant’s equity financings (the “Consent”). Sublandlord shall with reasonable promptness after receipt of fully executed copies of this Sublease submit the same to Landlord for its consent. Each party shall use commercially reasonable efforts to obtain such consent. Subtenant shall fully cooperate with Sublandlord and Landlord and any third parties in order to obtain the necessary

10

consent(s), including, but not limited to, supplying such information and/or documentation as Landlord and/or any third parties may request in connection therewith, including, without limitation, an agreement to attorn to Landlord in the event of a termination of this Sublease. Any delay in the furnishing of such consents shall not postpone or extend the Termination Date. In the event any such consent is denied or is not received with thirty (30) days after execution of this Sublease, then either Sublandlord or Subtenant shall have the right to terminate this Sublease by written notice sent prior to receipt of such consent, and, upon any such termination Sublandlord shall promptly return to Subtenant its payment of prepaid Rent and the Security Deposit.

15. Termination. Upon any termination of this Sublease by expiration or otherwise:

(a) Subtenant shall immediately vacate the Subleased Premises and surrender possession thereof to Sublandlord in the condition required by this Sublease;

(b) Sublandlord shall have full authority and license to enter the Subleased Premises and take possession in accordance with applicable law; and

(c) Subtenant shall remove from the Subleased Premises all property (including the Lab Equipment) not owned by Sublandlord or Landlord, and shall repair and restore any damage to the Subleased Premises and the Building caused by the removal thereof. If Subtenant leaves any such property in the Subleased Premises, it shall be deemed abandoned and title thereto shall pass to Sublandlord without payment or credit to Subtenant and Subtenant shall pay Sublandlord for all costs incurred by Sublandlord with respect to the removal of any such property and the repair and restoration of any damage thereby caused, which obligation shall survive the expiration or other termination of this Sublease.

(d) If the Subleased Premises are not surrendered upon the termination of this Sublease, then, in addition to all other rights and remedies of Sublandlord as provided by law, equity or the terms of this Sublease, Subtenant shall indemnify Sublandlord against any liability resulting therefrom (including without limitation any liability on the part of Tenant under the Lease accruing to Sublandlord) and Subtenant, at the option of Sublandlord, shall be deemed to be occupying the Subleased Premises as a tenant from month to month at a rental rate equal to one hundred fifty percent (150%) of the Base Rent then in effect. Subtenant’s obligations under this Section 15 shall survive the termination of this Sublease. Nothing contained herein shall be deemed a consent by Sublandlord or Landlord to the holding over by Subtenant, nor a waiver of any other remedy which Sublandlord or Landlord may have available to it.

16. Waiver of Rights.

(a) No receipt of money by Sublandlord from Subtenant after the service of any notice or after the commencement of any suit or after final judgment for possession of the Subleased Premises shall waive any default by Subtenant under this Sublease or reinstate, continue or extend the Term or affect any such notice or suit, as the case may be.

(b) No waiver of any default of hereunder shall be implied from omission by Sublandlord to take any action on any default other than and only for the time and extent as may be specified in an express written waiver.

11

17. Sublease Consents. In all provisions of the Lease requiring the approval or consent of Landlord, Subtenant shall only request the approval or consent of Sublandlord and thereafter, if Sublandlord grants its approval, Sublandlord shall apply to Landlord for such consent.

18. Brokers. Each of the parties hereto represents and warrants to the other that it has dealt with no broker, finder or agent in connection with the negotiation for or obtaining of this Sublease other than JLL and Cresa Boston. Each party agrees to indemnify and hold the other harmless from and against all loss, liability and expenses (including reasonable attorneys’ fees and disbursements) incurred by the other as a result of any claim made against the other which is based upon a breach of said representation by the representing party. Sublandlord shall be responsible for payment of a brokerage commission to JLL and Cresa Boston pursuant to a separate agreement. This Section 18 shall survive the expiration or other termination of this Sublease.

19. Security Deposit.

(a) As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, and as a condition to Sublandlord’s execution and delivery of this Sublease, Subtenant has delivered to Sublandlord upon the execution and delivery of this Sublease, a security deposit in the form of a Letter of Credit (as defined under and otherwise meeting the requirements set forth within the Lease) naming Sublandlord as beneficiary, in the amount of Two Hundred Twenty-Three Thousand, Eight Hundred Twenty-Five Dollars ($223,825.00). In the event Subtenant defaults beyond applicable notice and cure periods in any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of Base Rent and/or additional rent, Sublandlord may, at its discretion, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Sublandlord may be entitled or which it may expend by reason of Subtenant’s default.

(b) If Sublandlord applies or retains all or any portion of the security delivered hereunder, Subtenant shall within ten (10) days restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required hereunder.

(c) If Subtenant fully and faithfully complies with all of the terms, provisions, covenants and conditions of this Sublease the security shall be returned without interest to Subtenant within sixty (60) days after the Termination Date and after delivery of entire possession of the Subleased Premises to Sublandlord in accordance with and in the condition required by this Sublease.

(d) Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

20. Notices.

(a) In all provisions of the Lease requiring that Sublandlord, as tenant, thereunder, notify Landlord, Subtenant shall be required to give notice to both Sublandlord and Landlord.

12

(b) All notices, demands, and requests to be given in connection with this Sublease (collectively, “notices”) shall be in writing and shall be sent by registered or certified U.S. Mail, return receipt requested, or by Federal Express, Airborne Express or other national overnight air courier, or delivered by hand to:

Sublandlord:	HILLEVAX, INC.
321 Harrison Avenue
Boston, Massachusetts 02118
Attn: General Counsel

With copies to:	Choate Hall & Stewart LLP
2 International Place,
Boston, MA 02110
Attention: Paul Laudano, Esq.

Subtenant:	Prior to the Commencement Date:
STELLAROMICS, INC.
321 Harrison Avenue, 6th Floor
Boston, Massachusetts 02118
Attn: Chief Executive Officer

After the Commencement Date:

STELLAROMICS, INC.
321 Harrison Avenue, 5th Floor
Boston, Massachusetts 02118
Attn: Chief Executive Officer

Either party may change the address or person to receive notices upon written notice to the other. All notices shall be deemed effective upon receipt or rejection, on the day of such receipt or rejection, if sent by personal delivery, four (4) days after prepaid posting, if sent by registered or certified mail, or on the first business day after prepaid tender, of sent by air courier.

21. Intentionally deleted.

22. Environmental Provisions. Prior to the Commencement Date, Sublandlord shall prepare an Exit Survey in accordance with Section 26.1 of the Lease and undertake any actions required therein and shall provide Subtenant with a reasonable certification to document such actions as well as all other documents required pursuant to Section 26.1 of the Lease as to the Subleased Premises.

23. Inspection. Sublandlord and Sublandlord’s agents and representatives shall have the right to enter and inspect the Subleased Premises in accordance with Section 14.4 of the Lease, as incorporated herein.

24. Rules and Regulations. Subtenant shall comply with the rules and regulations of the Building which Landlord may impose from time to time consistent with the Lease, provided such rules and regulations shall not materially adversely affect Subtenant’s use of the Subleased Premises as permitted hereunder.

13

25. Personal Property Taxes. Subtenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Subtenant in the Subleased Premises or in or on the Building.

26. Water or Mold Notification. To the extent Subtenant or its agents or employees discover any water leakage, water damage or mold in or about the Subleased Premises or Building, Subtenant shall promptly notify Sublandlord thereof in writing.

27. Joint and Several Liability. If Subtenant is comprised of more than one party, each such party shall be jointly and severally liable for Subtenant’s obligations under this Sublease. All unperformed obligations of Subtenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including but not limited to payment obligations with respect to Base Rent, any other costs or expenses arising, hereunder, and all obligations concerning the condition and repair of the Subleased Premises. Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Lease unless attributable to a default under this Sublease or the Lease by Subtenant, its agents, employees, contractors, invitees or anyone claiming by, through or under Subtenant, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Landlord under the Lease and/or which existed as of the Commencement Date, (iii) any violations of law resulting from such conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Landlord on Sublandlord as a result of Sublandlord’s default under the Lease (unless due to any default by Subtenant under this Sublease), and (v) making payment of any sums either to Landlord or Sublandlord in satisfaction of any charges accruing under the Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior to the Term of this Sublease.

28. Telecommunications. Subtenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Subtenant’s telecommunications from the Building to any other location without Sublandlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable laws and Landlord’s policies and practices for the Building. Subtenant acknowledges that Sublandlord shall not be required to provide or arrange for any Telecommunications Services and that Sublandlord shall have no liability to Subtenant in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Subtenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

29. Confidentiality. Subtenant acknowledges that the terms and conditions of this Sublease are to remain confidential as set forth in Section 38 of the Lease, as incorporated herein.

14

30. Security Service. Subtenant acknowledges and agrees that Sublandlord is not providing any security services with respect to the Subleased Premises and that Sublandlord shall not be liable to Subtenant for, and Subtenant waives any claim against Sublandlord with respect to, any loss by theft or any other damage suffered or incurred by Subtenant in connection with any unauthorized entry into the Subleased Premises or any area where Subtenant’s property is located at the Leased Premises or any other breach of security with respect to the Subleased Premises.

31. Prohibited Persons and Transactions. Subtenant represents and warrants to Sublandlord that Subtenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including but not limited to those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including but not limited to the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

32. Miscellaneous.

(a) This Sublease shall be governed by and construed in accordance with the laws of the State in which the Building is located.

(b) The section headings are inserted only for convenience and reference and in no way define, limit, or describe the scope of this Sublease nor the intent of any provision hereof.

(c) All prior understandings and agreements between the parties are merged with this Sublease and the provisions of this Sublease constitute, and are intended to constitute, the entire agreement of the parties to this Sublease. No terms, conditions, representations, warranties, promises, or undertakings of any nature whatever, express or implied, exist between the parties except as herein expressly set forth.

(d) Any executory agreement hereafter made between Sublandlord and Subtenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the parties hereto and consented by Landlord to the extent required by the Lease.

(e) If any term, covenant, condition, or provision of this Sublease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

(f) This Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided herein, assigns.

(g) Sublandlord and Subtenant warrant and represent to each other that their respective undersigned representatives have all due power and authority to execute this Sublease on their respective behalf and that all necessary corporate or similar action has been taken to ensure the binding effect of the terms and provisions of this Sublease.

15

(h) It is understood and agreed that the obligations of Sublandlord under this Sublease shall not be binding with respect to any period subsequent to the transfer of its interest in the Sublease, and that in the event of such transfer said obligations shall thereafter be binding upon the transferee of the Sublandlord’s interest as Tenant under the Lease, but only with respect to the period ending with a subsequent transfer thereof.

(i) Sublandlord and Subtenant hereby waive, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties or their successors arising out of this Sublease or Subtenant’s occupancy of the Subleased Premises.

(j) Sublandlord shall use reasonable efforts to assist Subtenant in its efforts to secure Non-Disturbance and Attornment agreements from all current and future lenders and any other party holding a lien on or an interest in the Building.

[SIGNATURES ON FOLLOWING PAGE]

16

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first written above.

SUBLANDLORD:

HILLEVAX, INC.,
a Delaware corporation

By:	/s/ Robert Hershberg
Name: Robert Hershberg
Title:	Chief Executive Officer
Date:	August 1, 2025

SUBTENANT:

STELLAROMICS, INC.,
a Delaware corporation

By:	/s/ Todd Dickinson
Name: Todd Dickinson
Title:	CEO
Date:	August 1, 2025

[Signature Page to Sublease]

EXHIBIT A

Leased Premises

This floor plan of the Leased Premises is attached to this Sublease solely to indicate the Leased Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

[floor plan attached]

A-1

BOARDROOM (SHARED)
AUTOCLAVE (SHARED)
FOCUS
FOCUS
SUBTENANT FREEZER FARM
SUBTENANT IDF
HUDDLE
WORK CAFE
HILLEVAX IDF (SHARED)
STAIR 2
STAIR 1
OFFICE
MED. CONF
SUBTENANT OPEN OFFICE
HUDDLE
OFFICE
HUDDLE

Stellaromics subleased space
Remaining lease premises

5TH FLOOR

A-2

EXHIBIT B

Subleased Premises

This floor plan of the Subleased Premises is attached to this Sublease solely to indicate the Subleased Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

[floor plan attached]

B-1

STAIR 2
STAIR 1

5TH FLOOR

- - Stellaromics subleased space
- - Remaining lease premises

B-2

EXHIBIT C

Sublease Confirmation Certificate

SUBLEASE CONFIRMATION CERTIFICATE

This SUBLEASE CONFIRMATION CERTIFICATE is executed as of this ___ day of _______________, 20___, by and between HILLEVAX, INC., a Delaware corporation, (“Sublandlord”) and STELLAROMICS, INC., a Delaware corporation, having an address at ____________________________ (“Subtenant”).

WITNESSETH:

WHEREAS, on __________________, Sublandlord and Subtenant entered into that certain Sublease Agreement (the “Sublease”), for the sublease of a portion of the building located at 321 Harrison Avenue, Boston, Massachusetts, and being more particularly described in the Sublease. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Sublease; and

WHEREAS, the parties have agreed to execute a written statement (the “Lease Confirmation Certificate”) setting forth the Rent Commencement Date, the Expiration Date, and the deadline for exercise of the Extension Option.

NOW, THEREFORE, Tenant and Landlord hereby state as follows:

(a) Sublease Commencement Date:
Rent Commencement Date:
Termination Date of Sublease:

(b) The Base Rent is as follows:

Months	Annual Rent Amount		Monthly Rent Amount
Months 1-2		$0.00 psf	$	_________
Months 2-14	$	____ psf	$	_________
Months 14-26	$	____ psf	$	_________
Months [26 - ]	$	____ psf	$	_________

(a) Extension Option Deadline:

This Sublease Confirmation Certificate is intended to determine the various dates and time periods referenced above based on the formulae and other substantive provisions contained in the Sublease in light of the actual attendant facts and circumstances that have come to pass. In no event is this Sublease Confirmation Certificate intended to modify any substantive provision of the Sublease, and in the event of a conflict between the terms of the Sublease and this Sublease Confirmation Certificate, the terms of the Sublease shall control.

C-1

This Sublease Confirmation Certificate may be executed in several counterparts, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Sublease Confirmation Certificate.

IN WITNESS WHEREOF, the parties have executed this Sublease Confirmation Certificate as of the date and year first above written.

SUBLANDLORD:

HILLEVAX, INC.,
a Delaware corporation

By:
Name:
Title:
Date:

SUBTENANT:

STELLAROMICS, INC.,
a Delaware corporation

By:
Name:
Title:
Date:

[to be completed and executed separately from Sublease execution]

C-2

EXHIBIT D-1

RIGHT OF FIRST REFUSAL

Section 1: Right of First Refusal.

Subject to the provisions of this Exhibit D-1 and on the further conditions (which conditions Sublandlord may waive by written notice to Subtenant) that, both at the time of any exercise of the herein described Right of First Refusal and as of any First Refusal Premises Commencement Date (hereinafter defined): (a) there exists no default beyond applicable notice and cure periods by Subtenant under the Sublease and (b) Subtenant has validly exercised the Right of First Refusal in accordance with the provisions of this Exhibit D-1, Sublandlord hereby grants to Subtenant a right of first refusal (subject to and upon the provisions of this Exhibit D-1, the “Right of First Refusal”) to sublease the First Refusal Premises pursuant to the terms presented by Sublandlord following receipt of any Third Party Offer (hereinafter defined) which is received by Sublandlord with respect to the First Refusal Premises (or a portion thereof). Sublandlord shall provide written notice to Subtenant (each, an “Offer Notice”) within ten (10) business days after Sublandlord receives a bona fide offer in writing from an unrelated third party to sublease the First Refusal Premises (each, a “Third Party Offer”) of the terms upon which Sublandlord is willing to sublease the First Refusal Premises (each, a “First Refusal Offer”). Each Offer Notice shall describe such First Refusal Offer in reasonably sufficient detail and offer to lease the First Refusal Premises (or portion thereof which is the subject of such Third Party Offer) to Subtenant on the same terms and conditions contained in such First Refusal Offer, but subject also to the terms and provisions contained in this Exhibit D-1.

Section 2: Offer Election Notice and Lease.

Within ten (10) days after Subtenant’s receipt of an Offer Notice, Subtenant may exercise its right to notify Sublandlord in writing (each, an “Offer Election Notice”) that Subtenant elects to lease the First Refusal Premises (or portion thereof described in such Offer Notice) in accordance with the terms and provisions contained in this Exhibit D-1 and the First Refusal Offer described in such Offer Notice. If Subtenant delivers an Offer Election Notice to Sublandlord, then notwithstanding anything contained in the applicable First Refusal Offer to the contrary, this Lease shall be amended, subject to and in accordance with the provisions of this Exhibit D-1, to include the First Refusal Premises (or the portion thereof which was the subject of Sublandlord’s Offer Notice and Subtenant’s Offer Election Notice) and the other provisions of the Offer Notice.

Section 3: Waiver.

If Sublandlord provides an Offer Notice to Subtenant and Subtenant does not, for whatever reason, give an Offer Election Notice exercising the Right of First Refusal with respect thereto to Sublandlord within the ten (10) day period referred to in Section 2 above, then the Right of First Refusal shall be deemed to have been waived by Subtenant (either in its entirety, if Sublandlord’s Offer Notice referenced a First Refusal Offer regarding the entire First Refusal Premises, or with respect to a portion of the First Refusal Premises, if the First Refusal Offer referenced in Sublandlord’s Offer Notice related only to a portion of the First Refusal Premises)

D1-1

and shall thereafter be null and void and of no further force and effect (in whole or in part, as applicable) and Sublandlord shall be free thereafter to lease the First Refusal Premises (or portion thereof, if applicable), subject to the provisions of this Exhibit D-1. Notwithstanding the foregoing, if Sublandlord negotiates with the proposed subtenant agreed upon sublease economic terms materially more favorable than those offered to Subtenant but rejected, Sublandlord shall be required to submit the more favorable terms to Subtenant for its review. Subtenant shall have seven (7) business days after receipt of the more favorable terms to accept or reject the First Refusal Premises. If Subtenant rejects the more favorable terms, Sublandlord shall be free to enter a sublease with the proposed subtenant. For purposes hereof, materially more favorable economic terms shall mean rent and other material economic terms (if any), which are less than ninety percent (90%) of the rent and material economic terms (if any) set forth in the applicable Offer Notice to Subtenant.

Section 4. Delivery and Acceptance of First Refusal Premises.

(a) Delivery. If Subtenant validly and effectively exercises the Right of First Refusal as provided in this Exhibit D-1, and if all the conditions to Subtenant’s exercise of the Right of First Refusal are either satisfied as of the applicable First Refusal Premises Commencement Date (hereinafter defined) or waived in writing by Sublandlord, Sublandlord shall, subject to the terms and provisions contained in this Exhibit D-1 below deliver the First Refusal Premises (or portion thereof, as applicable) to Subtenant, vacant, broom clean, free of all other Subtenants or occupants and in their then-existing “as-is” condition, without representation or warranty of any kind or nature on the date for commencement set forth in the First Refusal Offer which was the subject of Subtenant’s exercise of the Right of First Refusal (the “First Refusal Premises Commencement Date”).

Section 5. Amendment of Lease to Include First Refusal Premises.

Provided that Subtenant has validly and effectively exercised the Right of First Refusal and all the conditions to the effectiveness of such exercise thereof, as set forth in this Exhibit D-1, are either satisfied or waived in writing by Sublandlord, then, effective as of the applicable First Refusal Premises Commencement Date:

(a)

the Subleased Premises shall, for all purposes under the Sublease (including, without limitation, with respect to the calculation of the number of Parking Spaces to which Subtenant is entitled to use), be deemed to include both the Subleased Premises existing as of the day prior to the applicable First Refusal Premises Commencement Date and the First Refusal Premises (or portion(s) thereof for which Subtenant has exercised the Right of First Refusal);

(b)

the Base Rent under the Sublease shall be the sum of: (i) the Base Rent in effect on the day immediately prior to the applicable Right of First Refusal Premises Commencement Date; plus (ii) the lesser of (a) the consideration for the First Refusal Premises (or portion thereof, as applicable), as set forth in the First Refusal Offer for which Subtenant has exercised the Right of First Refusal, or (b) if the First Refusal Premises, as set forth in the First

D1-2

Refusal Offer for which Subtenant has exercised the Right of First Refusal, constitutes the entirety of the remaining First Refusal Premises and the Offer Notice is received within the first year of the Sublease Term, the Per Square Foot Rent then in effect (and subject to the annual increases) then set forth in Section 3(b) of the Sublease, multiplied by the entirety of the First Refusal Premises;

(c)

the Subleased Premises Rentable Area for all purposes under the Sublease shall be adjusted to equal the sum of (i) the rentable square feet of the Subleased Premises existing on the day immediately prior to the applicable First Refusal Premises Commencement Date plus (ii) the rentable square footage of the First Refusal Premises (or portion thereof, as applicable) as set forth in the First Refusal Offer for which Subtenant has exercised the Right of First Refusal;

(d)

Subtenant’s proportionate share determined under Section 3(d) of the Sublease shall be re-determined to include the First Refusal Premises (or portion thereof, as applicable) as set forth in the First Refusal Offer for which Subtenant has exercised the Right of First Refusal;

(e)

Sublandlord shall have no obligation to pay any construction or improvement allowance or to perform any alterations or improvements to the First Refusal Premises (or portions thereof, as applicable) except as otherwise provided in the First Refusal Offer;

(f)	any other provisions of the First Refusal Offer shall be appropriately incorporated in the Sublease; and

(g)

If the Right of First Refusal is exercised with respect to the entire First Refusal Premises, the Right of First Refusal shall become null and void and of no further force and effect, and if the Right of First Refusal is exercised with respect to only a portion of the First Refusal Premises, the Right of First Refusal shall become null and of no further force and effect with respect to such portion of the First Refusal Premises.

Notwithstanding anything contained in this Exhibit D-1 to the contrary, if any of the conditions to the effectiveness of an exercise by Subtenant of the Right of First Refusal set forth in Section 1 above are not satisfied as of the applicable First Refusal Premises Commencement Date, then unless the satisfaction of such condition(s) is waived in writing by Sublandlord, such exercise by Subtenant of the Right of First Refusal shall, at Sublandlord’s option, be null and void and of no further force and effect.

Section 6. Documentation.

The provisions of this Exhibit D-1 shall be self-operative, and except for the various notices described in this Exhibit D-1, no further documentation shall be required to effectuate any exercise by Subtenant of the Right of First Refusal hereunder and amendment of the Sublease on account thereof. Notwithstanding the foregoing, Subtenant shall, within ten (10) business days

D1-3

following Sublandlord’s written request therefor, execute and deliver to Sublandlord a written instrument, in form and substance reasonably satisfactory to Sublandlord, setting forth the addition of the First Refusal Premises (or portion thereof) to the Subleased Premises hereunder and the amendment of this Lease on account thereof, including, without limitation, any First Refusal Premises Commencement Date, the Base Rent, the Subleased Premises rentable area, the number of unallocated Parking Spaces to which Subtenant shall be entitled, Subtenant’s proportionate share, and any other provisions affected by the terms of the First Refusal Offer, all as adjusted (if applicable) in accordance with the terms and provisions contained in Section 6 above.

Section 7. Excused Non-Delivery.

Notwithstanding anything contained in this Exhibit D-1 to the contrary, if Sublandlord is unable to deliver the First Refusal Premises (or portion thereof, as applicable) to Subtenant on the First Refusal Premises Commencement Date applicable thereto, the First Refusal Premises Commencement Date with respect thereto shall be deemed to be the day thereafter upon which the First Refusal Premises (or portion thereof, as applicable) is delivered by Sublandlord to Subtenant in accordance with the terms and provisions contained in Section 4 above.

D1-4

EXHIBIT D-2

EARLY TERMINATION RIGHT

On the conditions, which conditions Sublandlord may waive, at its election, by written notice to Subtenant at any time, that (a) Subtenant has not previously exercised the Right of First Refusal with respect to the entire First Refusal Premises or the Extension Option and (b) Subtenant is not in default beyond notice and cure periods of its covenants and obligations under the Sublease at the time that Subtenant gives Subtenant’s Termination Notice, as hereinafter defined, then Subtenant shall have the one-time right (the “Termination Right”) to terminate the Term of the Sublease at any time from and after the last day of the twenty-sixth (26th) month of the Term (the “Effective Termination Date”) by giving Sublandlord written notice (“Subtenant’s Termination Notice”) no later than nine months prior to the Effective Termination Date, and by paying to Sublandlord, within thirty (30) days following Subtenant’s delivery of Subtenant’s Termination Notice, fifty percent (50%) of the Termination Fee, as hereinafter defined, with the balance of the Termination Fee paid no later than the Effective Termination Date. If Subtenant does not timely pay the Termination Fee when due, Subtenant’s Termination Notice shall be void and ineffective at Sublandlord’s sole option.

For the purposes hereof, the “Termination Fee” shall be equal to the Unamortized Portion of Sublandlord’s Transaction Costs, as hereinafter defined. “Unamortized Portion” shall be defined as the amount of principal which would remain unpaid as of the Effective Termination Date with respect to a loan in an original principal amount equal to Sublandlord’s Transaction Costs and which is repaid in equal monthly payments of principal and interest on a direct reduction basis over the period between the Commencement Date and the Termination Date with interest at the rate of six percent (6%) per annum. “Sublandlord’s Transaction Costs” shall be equal to the sum of all brokerage fees incurred by Sublandlord in connection with this Sublease. Sublandlord shall certify Sublandlord’s Transaction Costs to Subtenant within twenty (20) days after Subtenant’s written request (made not more than once) given any time after the Rent Commencement Date.

If Subtenant timely and properly exercises its Termination Right and timely pays to Sublandlord the Termination Fee, then the Term of the Sublease shall terminate as of the Effective Termination Date, and Rent shall be apportioned as of said Effective Termination Date. If Subtenant fails timely to give Subtenant’s Termination Notice or timely to pay the Termination Fee, Subtenant shall have no right to terminate the term of the Sublease, pursuant to this Exhibit D-2, time being of the essence.

D2-1

EXHIBIT E

WIRE INSTRUCTIONS

E-1

EXHIBIT F-1

FURNITURE

Office Furniture
Item	Wollstein Conf Room	Yamada Conf Room	Hilleman Conf Room	Teams Conf Room	Cafe	7 Executive Offices	Window Area Seating	Office Bullpen Cubes	3 Huddle Rooms	3 inside offices	Wellness Room	Lab	Totals
Adjustible Lab Stools												33	32
Chairs					13					3	1		21
4 part Conf Room Table	1												1
Conf Room Table/Peninsula		1	1						3				5
Credenza	1	2	1										4
Swivel Comfortable Chair							6						6
Tall Island Table					1								1
Large Round Table Glass					1								1
Round Side Table				2	3		3				1		9
Square Rolling Table					3							3	3
High Top Table					1								1
High Top Stools					14				10				24
low Stools					6								6
Curved Banquette					1								1
Coffee Table							1						1
Kitchen Refrigerator					1								1
Desk chair						7		30		3			40
Conf Room chairs w/wheels	10	16	14						4				44
Ottoman	1		5			7							13
Stadium Seating				3	3								6
Kitchen Refrigerator					1								1
Microwave					2						1		3
Glass White Board		1		1		7			3	3			15
Office high/low desk						7							7
Desk Extension						7							7
Closet						7							7
Monitor						7		29		3			39
Neat Board TV w/Stand				1									1
Large TV Monitor w/camera		1	1						3				5
Cube High/Low Desk								30					30
Bank of Lockers								5					5
Stationary desk										3			3
Undercounter Freezer											1		1
Undercounter Refrigerator											1		1

F1-1

EXHIBIT F-2

LAB EQUIPMENT

Bill Of Sale

[______________________] having an address at [______________________] (“Seller”), in consideration of $[______________________] and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, assigns and sets over unto [______________________] (“Buyer”), all of its right, title and interest in the lab equipment owned by Seller and located on the real estate described on Schedule 1 attached hereto (the “Lab Equipment”).

Seller hereby represents and warrants to Buyer that Seller has full right, power and authority to sell the Lab Equipment and to make this Bill of Sale.

This Bill of Sale shall be binding upon and inure to the benefit of and be enforceable by, the respective personal representatives, successors and permitted assigns of Seller and Buyer.

The provisions of this Bill of Sale shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws provisions thereof.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ____ day of ______________, 20__.

[______________________]

By: [______________________]
Name: [______________________]
Title: [______________________]

F2-1

SCHEDULE 1 TO BILL OF SALE

Lab Equipment located in Seller Premises subleased to Buyer on the fifth (5th) floor in the building located at 321 Harrison Avenue, Boston, Massachusetts

Item	Category	Vendor	Quantity
6-foot Biosafety Cabinet (BSC) STERILGARD CLASS II TYPE A2	Biosafety Cabinet	Baker	1
6-foot Biosafety Cabinet (BSC) STERILGARD CLASS II TYPE A2	Biosafety Cabinet	Baker	1
6-foot Biosafety Cabinet (BSC) STERILGARD CLASS II TYPE A2	Biosafety Cabinet	Baker	1
6-foot Biosafety Cabinet (BSC) STERILGARD CLASS II TYPE A2	Biosafety Cabinet	Baker	1
4-foot Biosafety Cabinet (BSC) CLASS II TYPE A2	Biosafety Cabinet	ThermoScientific	1
SORVALL X4R PRO-MD	Centrifuge (Refrigerated)	ThermoScientific	1
SORVALL X4 PRO-MD	Centrifuge	ThermoScientific	1
SORVALL LEGEND MICRO 17R	Centrifuge (Mini)	ThermoScientific	1
Heracell™ VIOS 160i CO2 Incubator, 165 L	Incubator	ThermoScientific	1
Heracell™ VIOS 160i CO2 Incubator, 165 L	Incubator	ThermoScientific	1
SevenExcellence™ S470 pH/Conductivity Benchtop Meter	pH Meter	METTLER TOLEDO	1
SpectraMax iD3 Multi-Mode Microplate Readers	Plate Reader	Molecular Devices	1
Advanced MS-TS Analytical Balance	Scale, Balance	METTLER TOLEDO	1
Excellence XPR Analytical Balance	Scale, Balance	METTLER TOLEDO	1
Ranger™ 7000 Compact Scale	Scale, Balance	OHAUS	1
Compass CR Series Scale	Scale, Balance	OHAUS	1
Standard ME Precision Lab Balance	Scale, Balance	METTLER TOLEDO	1
ES Series Digital Bench Scales	Scale, Balance	OHAUS	1
CTech™ SoloVPE[q] System	UV Spectrophotometer	Repligen	1
Thermo Scientific™ TSX Series High-Performance -20°C Manual Defrost Freezer	Cold Storage, -20-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance -20°C Manual Defrost Freezer	Cold Storage, -20-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance -20°C Manual Defrost Freezer	Cold Storage, -20-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance -20°C Manual Defrost Freezer	Cold Storage, -20-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Series High-Performance Lab Refrigerator	Cold Storage, 4-degree	ThermoScientific	1
Thermo Scientific™ TSX Ultra-low Freezer	Cold Storage, -80-degree	ThermoScientific	1
Thermo Scientific™ TSX Ultra-low Freezer	Cold Storage, -80-degree	ThermoScientific	1
Thermo Scientific™ TSX Ultra-low Freezer	Cold Storage, -80-degree	ThermoScientific	1
CurranTaylor™ Scotsman Brand Nugget Ice Maker	Ice Machine	ThermoScientific	1
CurranTaylor™ Scotsman™ NUGGET Ice Maker	Ice Machine	ThermoScientific	1
Miele, Inc. PG 8583PD 208V Undercounter Labwasher	Glass Washers	ThermoScientific	1
Miele, Inc. PG 8583PD 208V Undercounter Labwasher	Glass Washers	ThermoScientific	1
GETINGE Lancer LSS590 Autoclave Sterilizer	Autoclave Sterilizer	GETINGE	1
GETINGE Lancer LSS590 Autoclave Sterilizer	Autoclave Sterilizer	GETINGE	1

F2-2

EXHIBIT G

LEASE

(see attached)

G-1